                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      OWENS-CORNING FIBERGLAS CORPORATION
                (Name of Registrant as Specified In Its Charter)

                      OWENS-CORNING FIBERGLAS CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

  (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

OWENS-CORNING FIBERGLAS CORPORATION                    Notice Of Annual
                                                       Meeting Of
                                                       Stockholders And
                                                       Proxy Statement





TIME:
Thursday, April 21, 1994
2 P.M.

PLACE:
Swasey Chapel
Denison University
Granville, Ohio







                                           [LOGO OF OWENS CORNING]

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
  Notice of Annual Meeting.................................................   1
  General Information......................................................   3
  Proposal 1. Election of Directors........................................   3
    Biographies of Nominees and Continuing Directors.......................   5
    Stock Ownership of Management..........................................   8
    Committees and Meetings of the Board of Directors......................   9
    Directors' Compensation................................................  10
    Transactions with the Company..........................................  11
    Compensation Committee Report on Executive Compensation................  11
    Executive Compensation.................................................  13
    Retirement Benefits....................................................  15
    Employment and Severance Agreements....................................  16
    Performance Graph......................................................  17
  Proposal 2. Selection of Independent Public Accountants..................  17
  Other Matters............................................................  17


 NOTE: NO PARKING IS AVAILABLE AT DENISON UNIVERSITY

 Parking is available at these Owens-Corning facilities:

   . NEWARK PLANT--Located in Newark, Ohio. Take Route 16 to Hudson Ave. exit; north on Hudson Ave. to Shields St.; east on Shields St. to plant. Shuttle buses will be provided beginning at 12:45 P.M.

   . OWENS-CORNING SCIENCE AND TECHNOLOGY CENTER--Located on Route 16 approximately 1 mile south of Granville, Ohio. Shuttle buses will be provided beginning at 1:00 P.M.

 Tours of these facilities are available immediately following the Annual Meeting of Stockholders. You may register for these tours at the
 Registration Desk at Swasey Chapel prior to the meeting.
 --------------------------------------------------------------------------

                              [Map appears here]

                      OWENS-CORNING FIBERGLAS CORPORATION

     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 21, 1994

  The annual meeting of stockholders of OWENS-CORNING FIBERGLAS CORPORATION will be held at Swasey Chapel, Denison University, Granville, Ohio, on Thursday, April 21, 1994 at 2:00 o'clock P.M. (See map on prior page for parking and transportation information.)

  The meeting will be held for the following purposes:

  1. To elect three directors to serve until the 1997 Annual Meeting of Stockholders and until their successors are elected and qualified;

  2. To consider a proposal to approve the action of the Board of Directors in selecting Arthur Andersen & Co. as independent public accountants for the Company for the year 1994; and

  3. To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on February 22, 1994 are entitled to vote at the meeting. A list of the stockholders entitled to vote at the meeting will be available at the Company's Science and Technology Center, 2790 Columbus Road, Route 16, Granville, Ohio, for a period of at least ten days prior to the meeting.

                                          By Order of the Board of Directors,

                                          WILLIAM W. COLVILLE
                                               Secretary

Toledo, Ohio
March 24, 1994


  IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, PLEASE DATE, SIGN, VOTE AND RETURN PROMPTLY THE ENCLOSED PROXY IF YOU WILL BE UNABLE TO ATTEND THE MEETING. RETURN PROXIES TO: OWENS-CORNING FIBERGLAS CORPORATION, P.O. BOX 24523, CHURCH STREET STATION, NEW YORK, NEW YORK 10242-4523.

                                PROXY STATEMENT

GENERAL INFORMATION

  This proxy statement is furnished by the Board of Directors of Owens-Corning Fiberglas Corporation in connection with the solicitation of proxies to be used at the 1994 Annual Meeting of Stockholders (the "Annual Meeting"), which is scheduled to take place on April 21, 1994 at 2:00 P.M., Swasey Chapel, Denison University, Granville, Ohio. This proxy statement and a proxy are scheduled to be mailed to stockholders commencing on March 24, 1994.

  You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the enclosed proxy form in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote. A stockholder who submits a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, submitting another proxy bearing a later date, or notifying the Inspectors of Election in writing of the revocation.

MAJOR STOCKHOLDERS

  Based on Schedule 13G filings, the Company's largest stockholders as of December 31, 1993 were:

                NAME                           ADDRESS            SHARES     %
                ----                           -------            ------     -
                                       2907 Two Houston Center 3,550,229(1) 8.2%
Fayez S. Sarofim and related entities  Houston, TX 77010

- --------
(1) Sole voting and dispositive power over 400,000 shares (less than 1%), shared voting power over 2,573,610 shares (5.9%) and shared dispositive power over 3,150,229 shares (7.3%).

  In addition, as of February 22, 1994 (the "Record Date"), Owens-Corning employees, including officers, beneficially owned 5,471,372 shares (12.6%) of the Company's Common Stock under the Company's Savings and Deferral Investment Plan and Savings and Security Plan.

PROPOSAL 1. ELECTION OF DIRECTORS

  Owens-Corning's Board of Directors currently is composed of eleven directors, divided into three classes. Directors' terms of office are for three years and expire on a staggered basis at the Company's annual meeting of stockholders.

  The directors whose terms expire at the Annual Meeting are: Norman P. Blake, Jr., Charles E. Exley, Jr., W. Ann Reynolds and Peter L. Scott. Mr. Exley, a director since 1988, and Mr. Scott, a director since 1988 and from 1983 to 1986, have each elected to retire from the Board at the Annual Meeting. As a result, effective as of the Annual Meeting, the Board of Directors has reduced the size of the Board to nine directors.

  The Board of Directors has nominated Mr. Blake and Dr. Reynolds for reelection at the Annual Meeting at the recommendation of the Board's Corporate Governance Committee, which consists solely of outside directors. In addition, in order to equalize the size of each class of directors as nearly as possible, Jon M. Huntsman, Jr., who is currently serving as a director of the Company (term expiring 1995), has been nominated for election at the Annual Meeting. In the event Mr. Huntsman is not elected, he will continue to serve as a director until the expiration of his current term, and only two directors will be elected at the Annual Meeting.

  Biographies of each nominee for director and each director whose term continues past the Annual Meeting follow this section.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

  Unless a stockholder specifies otherwise, the proxies received in response to this solicitation will be voted in favor of the election of the three nominees for director. Should any of these nominees become unable to accept nomination or election, the proxies will be voted for the other people named and any substitute nominees, unless the stockholder specifically votes otherwise. The Board of Directors now knows of no reason why any nominee will be unable to serve as a director.

  Directors will be elected by a plurality of the votes cast at the Annual Meeting. Each person elected at the Annual Meeting will serve until the 1997 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Nominees for Election as Director--term expiring 1997

[Photo appears here]   NORMAN P. BLAKE, JR., 52. Chairman of the Board, Chief
                       Executive Officer and President of USF&G Corporation, insurance and financial services, Baltimore, MD. Direc-tor since 1992.

                       A graduate of Purdue University, Mr. Blake became Chairman, Chief Executive Officer and President of USF&G in 1990 after serving as Chairman and Chief Exec-utive Officer of Heller International Corporation of Chicago, a subsidiary of Fuji Bank, Ltd. of Tokyo, Ja-pan.

                       Mr. Blake is a director of Enron Corporation and a mem-ber of the American Insurance Association and the Board of Trustees of Calvert Hall College. He is also Chair-man of Purdue University's Parents' Advisory Council and a member of the Purdue Research Foundation and Pur-due University's President's Council and Dean's Advi-sory Council, Krannert School of Management and School of Liberal Arts.

[Photo appears here]   JON M. HUNTSMAN, JR., 33. Vice Chairman of Huntsman
                       Chemical Corporation, manufacturer of petrochemicals,
                       Salt Lake City, UT. Director since 1993.

                       A graduate of The University of Pennsylvania, Mr. Huntsman served as U.S. Ambassador to Singapore from 1992 through June 1993. From 1989 through 1992, he held positions as Deputy Assistant Secretary of Commerce in the International Trade Administration and Deputy As-sistant Secretary of Commerce for East Asian and Pa-cific Affairs.

                       Mr. Huntsman is a director of Valassis Communications and Huntsman Corporation. He also is a member of the Council of American Ambassadors, the Asia Society, and the Council on Foreign Relations, and a director of Washington's Center for Strategic and International Studies' Pacific Forum. He also serves on the National Advisory Board of the University of Utah School of Business and as a director of the Center for Contempo-rary German Studies at Johns Hopkins University.

[Photo appears here]   W.ANN REYNOLDS, 56. Chancellor of City University of
                       New York, New York, NY. Director since 1993.

                       A graduate of Kansas State Teachers College and the University of Iowa, Dr. Reynolds became Chancellor in September 1990. Previously, she served eight years as Chancellor of the twenty-campus California State Uni-versity system.

                       Dr. Reynolds is a member of the American Association for the Advancement of Science, the American Associa-tion of Anatomists, the American Board of Medical Spe-cialties, the Society for Gynecological Investigation, and the Perinatal Research Society.

Incumbent Directors--term expiring 1995*

[Photo appears here]   WILLIAM W. BOESCHENSTEIN, 68. Retired Chairman of the
                       Board and Chief Executive Officer of Owens-Corning. Di-rector since 1967.

                       Mr. Boeschenstein served in the Army Air Corps from 1944-46, graduated from Yale University in 1950, and joined Owens-Corning immediately after college. He held numerous positions in his 40-year career with Owens-Corning.

                       Mr. Boeschenstein is a director of FMC Corporation and The Prudential Insurance Company of America. He is also a member of the Business Council and a trustee of the Toledo Museum of Art, Rutherford B. Hayes Presidential Center and the St. Vincent Medical Center.

[Photo appears here]   LANDON HILLIARD, 54. Partner, Brown Brothers Harriman &
                       Co., private bankers, New York, NY. Director since
                       1989.

                       A graduate of the University of Virginia, Mr. Hilliard began his career at Morgan Guaranty Trust Co. of N.Y. He became a partner at Brown Brothers Harriman in 1974.

                       Mr. Hilliard is a director of the Norfolk Southern Cor-poration. He is also Chairman of the Board of Trustees of the Provident Loan Society of New York and Secretary of The Economic Club of New York.

[Photo appears here]   GLEN H. HINER, 59. Chairman of the Board and Chief Ex-
                       ecutive Officer, Owens-Corning. Director since 1992.

                       A graduate of West Virginia University, Mr. Hiner spent 35 years of his professional career at the General Electric Company, eventually becoming Senior Vice Pres-ident and head of GE Plastics. He was elected Chairman and CEO of Owens-Corning in January, 1992.

                       Mr. Hiner is a director of Dana Corporation.
- --------
*Mr. Huntsman, a nominee for election at the Annual Meeting, is currently a director in this class. If not elected, he will continue as a director in this class.

Incumbent Directors--term expiring 1996

[Photo appears here]   W. WALKER LEWIS, 49. Managing Director, Kidder, Peabody
                       & Co. Inc., investment banking and brokerage firm, New
                       York, NY, effective April 1, 1994. Director since 1993.

                       Most recently, Mr. Lewis served as President, Avon U.S. and Executive Vice President, Avon Products, Inc. Prior to March, 1992, Mr. Lewis was Chairman of Mercer Man-agement Consulting, Inc., a wholly-owned subsidiary of Marsh & McLennan, which is the successor to Strategic Planning Associates, a management consulting firm he founded in 1972.

                       Mr. Lewis is a graduate of Harvard College, where he was President and Publisher of the Harvard Lampoon. Mr. Lewis is a member of the Council on Foreign Relations, the Washington Institute of Foreign Affairs and The Harvard Committee on University Resources.

[Photo appears here]   DAVID T. MCGOVERN, 65. Of counsel to and former partner
                       in Shearman & Sterling, law firm, Paris, France. Direc-tor since 1989.

                       A graduate of Yale University and the Columbia Univer-sity Law School, Mr. McGovern served as Shearman & Sterling's resident partner in Paris and is admitted in France as Avocat.

                       Mr. McGovern is a director of the American Chamber of Commerce in France, the American Hospital of Paris, the French-American Foundation and the American Center in Paris. He also serves as a member of the Supervisory Board of Columbia Securities N.V. (Holland). In addi-tion, he is Chairman of the Board of Trustees of the American University of Paris.

[Photo appears here]   FURMAN C. MOSELEY, JR., 59. President, Simpson Invest-
                       ment Company and Chairman, Simpson Paper Company, manu-facturer of wood, pulp and paper products, Seattle, WA.
                       Director since 1983.

                       After serving in the United States Marine Corps, Mr. Moseley joined Simpson Paper in 1960, rising to become Executive Vice President and then Chairman.

                       Mr. Moseley is a director of Eaton Corporation and the American Paper Institute.

STOCK OWNERSHIP OF MANAGEMENT

  The following table shows information concerning beneficial ownership of the Company's Common Stock on February 22, 1994 by all directors and nominees, by each of the executive officers named in the Summary Compensation Table on page 13 (the "Named Officers"), and by all directors and executive officers as a group. With the exception of the ownership of all directors and executive officers as a group, which represents 1.9%, each ownership shown represents less than 1% of the shares of Common Stock outstanding.

                                                       AMOUNT AND NATURE
                          NAME                      OF BENEFICIAL OWNERSHIP
                          ----                      -----------------------
      Norman P. Blake, Jr..........................           9,000(1)(3)
      William W. Boeschenstein.....................          71,000
      William W. Colville..........................          38,026(1)(2)
      Charles H. Dana..............................          82,582(1)(2)
      Charles E. Exley, Jr.........................          12,500(1)(3)
      Robert D. Heddens............................          48,153(1)(2)
      Landon Hilliard..............................          13,000(1)
      Glen H. Hiner................................         266,320(1)(2)
      Jon M. Huntsman, Jr..........................              --
      W. Walker Lewis..............................           3,000(1)
      David T. McGovern............................          12,000(1)(3)
      Furman C. Moseley, Jr........................          41,850(1)(3)
      W. Ann Reynolds..............................           2,000
      Peter L. Scott...............................           4,500(4)
      Larry T. Solari..............................          72,604(1)(2)(4)
      All Directors and Executive Officers
       (including Named Officers) (23 people)......         823,141(1)(2)(3)(4)

- --------
(1) Includes shares which are not owned but are unissued shares subject to exercise of options, or which will be subject to exercise of options under Company benefit plans within 60 days after the Record Date, as follows: Mr. Blake, 2,000; Mr. Colville, 17,000; Mr. Dana, 34,999; Mr. Exley, 10,000;
    Mr. Heddens, 22,667; Mr. Hilliard, 10,000; Mr. Hiner, 56,665; Mr. Lewis, 2,000; Mr. McGovern, 10,000; Mr. Moseley, 10,000; Mr. Solari, 34,999; All
    Directors and Executive Officers (23), 245,099.
(2) Includes shares over which there is sole voting power, but no investment power, as follows: Mr. Colville, 11,402; Mr. Dana, 13,898; Mr. Heddens, 13,968; Mr. Hiner, 184,258; Mr. Solari, 13,843; All Directors and Executive Officers (23), 282,200.
(3) Includes deferred shares over which there is currently no voting or investment power, as follows: Mr. Blake, 500; Mr. Exley, 2,500; Mr. McGovern, 1,500; Mr. Moseley, 2,500; All Directors and Executive Officers
    (23), 7,000.
(4) Does not include shares of Common Stock held by family members in which beneficial interest is disclaimed, as follows: 8,200 shares held by Mr. Scott's spouse; 2,480 shares held by Mr. Solari's spouse and 20 shares held by his son; All Directors and Executive Officers (23), 10,700.

  Each director and executive officer of the Company is required to report to the Securities and Exchange Commission, by a specified date, transactions relating to the Company's Common Stock. In December 1993, Mr. Solari, a Named Officer, reported the sale of 80 shares by one of his children, in which shares he disclaimed beneficial interest, as well as a number of exempt stock appreciation right exercises which occurred at various times during 1993. Because the sale of the 80 shares by the child occurred in late October 1993, this report should have been filed in November rather than December.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors has standing audit, compensation, executive, trust review and corporate governance committees. The Corporate Governance Committee also serves as a nominating committee. The Board of Directors held 8 meetings during 1993. All Directors attended at least 75% of the meetings of the Board and all Committees of the Board of which they were members.

 AUDIT COMMITTEE

 Charles E. Exley, Jr.,    Responsible for overseeing financial reporting and
 Chairman                  internal controls. Recommends independent public
                           accountant to the Board of Directors; reviews sig-
 Landon Hilliard           nificant accounting policies, accruals, reserves
 W. Walker Lewis           and estimates made by management; reviews policies
 David T. McGovern         and procedures for assuring accurate and complete
 Peter L. Scott            quarterly financial reporting. The Audit Committee
                           held 3 meetings in 1993.


 COMPENSATION COMMITTEE

 Peter L. Scott, Chairman  Reviews the Company's policies concerning compensa-
                           tion and benefits for officers and directors; ap-
 Norman P. Blake, Jr.      proves the salaries and incentive opportunity of
 Landon Hilliard           all officers of the Company; determines incentive
 Furman C. Moseley, Jr.    payments for all officers; reviews the compensation
                           of the Chief Executive Officer. (A report by the Compensation Committee follows on page 11.) The
                           Compensation Committee held 3 meetings in 1993.


 EXECUTIVE COMMITTEE

 Glen H. Hiner, Chairman   May exercise the powers of the Board of Directors,
                           with certain exceptions, in the intervals between
 Norman P. Blake, Jr.      meetings of the Board. The Executive Committee did
 William W. Boeschenstein  not meet in 1993.
 Furman C. Moseley, Jr.


 TRUST REVIEW COMMITTEE

 Furman C. Moseley, Jr.,   Reviews the investment guidelines and funding poli-
 Chairman                  cies applicable to the Company's funded employee
                           benefit plans and oversees the investment perfor-
 William W. Boeschenstein  mance of those plans. The Trust Review Committee
 Charles E. Exley, Jr.     held 1 meeting in 1993.
 David T. McGovern


 CORPORATE GOVERNANCE COMMITTEE

 Landon Hilliard, Chair-   Serves as the nominating committee for membership
 man                       to the Board of Directors; advises the other direc-
                           tors about meeting dates, the agenda and the char-
 Norman P. Blake, Jr.      acter of information to be presented at Board meet-
 W. Walker Lewis           ings; reviews plans and personnel for management
 Peter L. Scott            continuity and development. The Corporate Gover-
                           nance Committee held 4 meetings in 1993.

DIRECTORS' COMPENSATION

  RETAINER AND MEETING FEES--In 1993, the Company paid each director who was not a Company officer an annual retainer of $23,000. Non-Employee Committee Chairmen receive an additional retainer of $3,500 each year. In addition, the Company paid non-employee directors a fee of $1,000 for (a) attendance at one or more meetings of the Board of Directors on the same day, (b) attendance at one or more meetings of each Committee of the Board of Directors on the same day, and (c) for each day's attendance at other functions in which directors were requested to participate.

  A director may elect to defer all or a portion of his or her annual retainer and fees under the Directors' Deferred Compensation Plan, in which case his or her account is credited with the number of shares of Common Stock that such compensation could have purchased on the date of payment. Payments are made in cash based on the value of the account, which is determined by the then-fair-market value of Common Stock, after the individual has ceased to be a director.

  STOCK PLAN FOR DIRECTORS--The Company maintains a stockholder approved Stock Plan for Directors, applicable to each director who is not a Company employee. The plan provides for two types of grants to each eligible director: (1) a one-time nonrecurring grant of non-transferable options to acquire 10,000 shares of Common Stock at a per share exercise price of 100 percent of the value of a share of Common Stock on the date of the grant, and (2) an annual grant of 500 shares of Common Stock on the fourth Friday in April.

  Initial grants become exercisable in equal installments over five years from date of grant, subject to acceleration in certain events, and generally expire ten years from date of grant. No grant may be made under the plan on or after the date its term expires, and a director may not receive an annual grant in the same calendar year he or she receives an initial grant. A director entitled to receive an annual grant may elect to defer receipt of that grant until he or she leaves the Board of Directors.

  During 1993, Mr. Lewis, Mr. Huntsman and Dr. Reynolds received initial option grants for 10,000 shares of stock with exercise prices of $39.875 per share, $46.50 per share and $45 per share, respectively. Messrs. Blake, Boeschenstein, Hilliard, Exley, McGovern, Moseley and Scott each earned annual 500 share grants in 1993 valued at $19,800 on the date of grant.

  INDEMNITY AGREEMENTS--The Company has entered into an indemnity agreement with each member of the Board of Directors which provides that if the director becomes involved in a claim (as defined in the agreement) by reason of an indemnifiable event (as defined in the agreement), the Company will indemnify the director to the fullest extent authorized by the Company's by-laws, notwithstanding any subsequent amendment, repeal or modification of the by-laws, against any and all expenses, judgments, fines, penalties and amounts paid in settlement of the claim.

  The indemnity agreement also provides that, in the event of a potential change of control (as defined in the agreement), the director is entitled to require the creation of a trust for his or her benefit, the assets of which would be subject to the claims of the Company's general creditors, and the funding of such trust from time to time in amounts sufficient to satisfy the Company's indemnification obligations reasonably anticipated at the time of the funding request.

  CHARITABLE AWARD PROGRAM--To recognize the interest of the Company and its directors in supporting worthy educational institutions and other charitable organizations, the Company adopted a program in 1993 which permits directors to nominate up to two organizations to share a contribution of $1 Million from the Owens-Corning Foundation. These contributions will be made by the Foundation in ten annual installments after the death of a director. The Company expects to fund its contributions to the Foundation from the proceeds of life insurance policies which it maintains on directors, which will ultimately permit recovery of Company contributions. Directors will receive no financial benefit from this program, since the charitable deduction and insurance proceeds accrue solely to the Company.

TRANSACTIONS WITH THE COMPANY

  Upon his retirement as an executive officer in 1990, the Company entered into an agreement with Mr. Boeschenstein providing for his retention as a consultant for five years. Under this agreement, the Company provides Mr. Boeschenstein office space and related services plus reimbursement of expenses incurred in the performance of services for the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

TO THE STOCKHOLDERS OF OWENS-CORNING:

  The Compensation Committee (referred to as the "Committee") has the responsibility for developing compensation policies that are linked with the Company's strategic business goals. Furthermore, it reviews the Company's compensation programs to promote the attraction, retention and motivation of a highly qualified leadership team that will accomplish these goals. The members of the Committee are independent, non-employee directors.

  PHILOSOPHY--The Committee's philosophy is to provide a total pay opportunity for all jobs that is competitive in the external market and rewards individual contribution. The key elements of this pay opportunity are base salary, annual incentive compensation and stock awards described below. In determining competitive levels, the Committee analyzes information from independent survey data on comparator companies that are primarily manufacturing firms with revenues similar to Owens-Corning. Since the Company's market for executive talent extends beyond its own industry, this survey data includes companies outside the Dow Jones Building Materials Index referred to later in the Performance Graph.

  In response to the Omnibus Budget Reconciliation Act of 1993, the Committee has determined that the Company will not make non-deductible payments to named executive officers whenever possible. As a result, future annual incentive payments may be deferred for named executive officers until they are deductible by the Company.

  BASE SALARY--Base salary range midpoints for jobs are set at the median of the comparator companies' actual base pay for corresponding jobs. The guidelines utilized in determining increases for the Named Officers are the same as those used for other salaried employees in the United States. Actual increases are based upon an evaluation of performance, tenure in the job, and relationship of current pay to the competitive objective with primary importance being given to performance. As a part of this process, each Named Officer is assessed annually as to his individual performance in support of the Company's business objectives. Since base salary increases were determined early in 1993 for those Named Officers receiving increases, including Mr. Hiner, all assessments were based on 1992 results in net income and cash generation, as well as the Company's core values of customer satisfaction, individual dignity and shareholder value. The financial criteria were of predominant importance and each was given equal weight. Mr. Hiner received a base salary of $770,000 for 1993 which is approximately 8% above the base salary midpoint but is well within the salary range of the position. The other Named Officers' base salaries were below the salary midpoint, except one who was approximately 2% above it.

  ANNUAL INCENTIVE COMPENSATION--Incentive payment "targets" for the Named Officers are set at the 75th percentile of the comparator companies' actual incentive payments. The Corporate Incentive Plan is based upon selected financial criteria (tied to business objectives) as determined by the Committee. In 1993, this plan was based 60% on earnings per share and 40% on net asset turnover. Goals were set for both earnings per share and net asset turnover which identify the minimum level of business performance at which funding occurs. The minimum threshold for funding is 25% and in an outstanding year can exceed 100%, but only 100% could be paid out. The additional amount over 100% would go to a reserve fund and be available for payment in future years. The goals are approved by the Committee after thorough review of key business and economic assumptions for the year. Actual business results determine the appropriate dollars available for payments.

  Each Named Officer's participation in the plan is based upon job level and is a percentage of base pay. The incentive opportunity for Mr. Hiner is 130% of base pay and the other Named Officers range from 100% to 110% of base pay. The individual contribution of each Named Officer is utilized in determining his payment. The payment made is based upon how the individual supported the financial results obtained as well as supporting the Company's core values of customer satisfaction, individual dignity and shareholder value, with financial results being of predominant importance. In other words, after determining the funding of the plan and determining each participant's calculated share based on job level, the Committee can award a greater or lesser amount based upon their assessment of the individual's performance. Final funding results and the individual payments are approved by the Committee. Total payments to all participants cannot exceed 100% of the funds available through the plan.

  Mr. Hiner received annual incentive compensation of $700,000 for 1993, which is higher than the competitive target but less than his total incentive opportunity. This represented 91% of his base salary and reflects an approximate upward adjustment of 1% from his calculated share. Two of these Named Officers received upward adjustments in annual incentive compensation ranging from 7-8% of their respective calculated share to reflect their contribution relative to the criteria outlined below while the other two had no adjustment made to their calculated share. When making incentive compensation determinations for Mr. Hiner and the Company's other Named Officers, the Committee focused primarily on the Company's financial performance in 1993, with specific regard to its substantial improvement in earnings per share and net asset turnover in 1993. We also reviewed the Company's performance relative to its core values: customer satisfaction (including increased share in major markets); individual dignity and efforts to promote diversity throughout the enterprise; and shareholder value (earnings increased each quarter over the same quarter in the previous year and stock price increased by 23%). Lastly, we considered Mr. Hiner's strategic business planning for the Company, including the recent restructuring.

  STOCK AWARDS--Long-term incentives are provided under the Company's Stock Performance Incentive Plan, which was approved by shareholders in 1992. The plan allows 2% of the Company's outstanding shares of Common Stock on January 1 of each year to be utilized for stock grants to employees (including the Named Officers). The Company's objective is to provide awards that result in values approximating the median of the total long-term incentives provided by the comparator companies. At Owens-Corning, long-term incentives are comprised of stock options and restricted stock.

  We believe that stock options encourage officers to relate their long-term economic interests to other shareholders. The 1993 stock options were granted at fair market value on date of grant and vest over three years. They also have an exercise period of ten years from date of grant.

  Restricted stock represents a small minority of the total grants made and is utilized to provide continuing incentives to increase value to our shareholders and as a retention device for certain officers. One Named Officer did not receive a restricted stock award because the Committee did not feel that an award was needed for retention. The 1993 grants vest 50% in five years and 50% in ten years from grant. In deciding who should receive restricted stock awards, we gave equal consideration to each Named Officer's relative position and current and expected contribution to the Company.

  Past grants or grants outstanding were not considered when making option and restricted stock awards. The size of the stock awards granted to each of the Named Officers was based primarily on competitive practice and was generally targeted to be at the median of long-term incentive values granted by the comparator companies. Based on the Named Officer's responsibility level, stock awards consist of a designated number of stock options plus restricted stock that represents a designated percentage of salary midpoint. Award sizes are held constant from year to year as long as the total value of the awards is within the range of the competitive objective. Mr. Hiner was awarded 50,000 stock options (the same as 1992) and 8,000 shares of restricted stock (which is approximately 12% less than in 1992 due to the appreciation in value of Owens-Corning stock in the last year).

Respectfully submitted,

 Compensation Committee:

  Peter L. Scott, Chairman
  Norman P. Blake, Jr.
  Landon Hilliard
  Furman C. Moseley, Jr.

EXECUTIVE COMPENSATION

  The following tables disclose compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers in 1993 for the three years ended December 31, 1993, as well as options granted and exercised in 1993 and the value of options outstanding at year end.

                           SUMMARY COMPENSATION TABLE

                                                    LONG TERM
             ANNUAL COMPENSATION               COMPENSATION AWARDS
- --------------------------------------------- ---------------------
                                              RESTRICTED SECURITIES
                                                STOCK    UNDERLYING  ALL OTHER
   NAME AND PRINCIPAL         SALARY   BONUS   AWARD(S)   OPTIONS/  COMPENSATION
        POSITION         YEAR   ($)     ($)     ($)(1)   SARS(#)(2)     ($)
   ------------------    ---- ------- ------- ---------- ---------- ------------
Glen H. Hiner(3)........ 1993 770,000 700,000  324,000     50,000       31,794(6)(7)
 Chairman and Chief      1992 700,000 455,000  275,625     50,000       31,823(6)(7)
 Executive Officer       1991      --      --       --         --           --
Larry T. Solari(4)...... 1993 305,000 250,000   97,200     20,000    2,046,298(7)(8)
 Consultant              1992 290,000 150,000   91,875     20,000       10,000(7)
                         1991 265,000  82,500   88,275     17,000           --(9)
William W. Colville..... 1993 305,000 210,000      -0-     17,000       10,000(7)
 Senior Vice President   1992 291,250 135,000   91,875     17,000       10,000(7)
 General Counsel and     1991 275,000  78,000   88,275     17,000           --(9)
  Secretary
Charles H. Dana(5)...... 1993 275,000 225,000   97,200     20,000       10,000(7)
 Executive Vice          1992 254,166 150,000   91,875     20,000       10,000(7)
  President              1991 220,000  62,500   88,275     17,000           --(9)
Robert D. Heddens....... 1993 245,000 170,000   97,200     17,000       10,000(7)
 Senior Vice President-- 1992 228,333 105,000   91,875     17,000       10,000(7)
 Human Resources         1991 203,000  57,500   88,275     17,000           --(9)

- --------
(1) 50% of the shares received in 1993 will be paid after 5 years, with the remaining 50% paid after 10 years. Awards made in 1991 vest in 4 years while awards made in 1992 are paid in equal portions after 5 and 7 years. Payment is made under an alternate vesting schedule for employees who retire with the consent of the Compensation Committee. Vesting also accelerates in the event of death, disability, normal retirement and in certain other events at the discretion of the Board's Compensation Committee. The Committee has determined that Mr. Solari's awards will vest on January 2, 1995. If dividends were paid by the Company, they would be paid on restricted stock. The number of shares of restricted stock outstanding at year end and their value based on the year end stock price of $44.375 for each of the named executives is as follows: Mr. Hiner 183,667 shares, $8,150,223; Mr. Solari 12,300 shares, $545,813; Mr.
    Colville 9,900 shares, $439,313; Mr. Dana 12,300 shares, $545,813 and Mr.
    Heddens 12,300 shares, $545,813.
(2) One-third of each award becomes exercisable in the first through the third years following the grant. An alternate vesting schedule applies in the event of early retirement with consent of the Compensation Committee. Vesting also accelerates in the event of death, disability, normal retirement and in certain other events at the discretion of the Board's Compensation Committee. The Committee has determined that Mr. Solari's awards will vest on January 2, 1995.
(3) Mr. Hiner became Chairman and Chief Executive Officer on January 23, 1992.
(4) Mr. Solari resigned as Senior Vice President and President--Construction Products Group on December 31, 1993.
(5) Prior to January 1, 1994, Mr. Dana was Senior Vice President and President--Industrial Materials Group.
(6) Of Mr. Hiner's numbers, $21,823 and $21,794 was the present value of split-dollar life insurance premiums paid by the Company which were invested on his behalf in 1992 and 1993, respectively. Mr. Hiner reimburses the Company for the portion of the premium which represents term life cost.

(7) Messrs. Hiner, Solari, Colville, Dana and Heddens each had $10,000 of contributions made to their accounts in the Company's Savings and Deferral Investment Plan in 1992 and 1993.
(8) Mr. Solari will receive $2,036,298 of this amount when his employment terminates on January 2, 1995. This amount consists of two years base salary and average incentive payment ($941,666), a pension supplement ($904,505), a special severance payment ($160,320) and vacation pay ($29,807). The Company's arrangements with Mr. Solari are described under "Employment and Severance Agreements" on page 16.
(9) Omitted in accord with Securities and Exchange Commission transition rules.

                              OPTION GRANT TABLE
                     Option/SAR Grants in Last Fiscal Year

                                                                  POTENTIAL REALIZABLE VALUE
                                                                    AT ASSUMED ANNUAL RATES
                                                                  OF STOCK PRICE APPRECIATION
                        INDIVIDUAL GRANTS                             FOR OPTION TERM(1)
- ----------------------------------------------------------------- ---------------------------
                                     PERCENT
                                    OF TOTAL
                         NUMBER OF  OPTIONS/
                         SECURITIES   SARS
                         UNDERLYING  GRANTED
                          OPTIONS/     TO     EXERCISE
                            SARS    EMPLOYEES OR BASE
                          GRANTED   IN FISCAL  PRICE   EXPIRATION
NAME                       (#)(2)     YEAR     ($/SH)     DATE       5% ($)        10% ($)
- ----                     ---------- --------- -------- ---------- ------------- -------------
Glen H. Hiner...........   50,000     6.14%    $40.50  June 2003      1,275,750     3,219,750
Larry T. Solari.........   20,000     2.46%     40.50  June 2003        510,300     1,287,900
William W. Colville.....   17,000     2.09%     40.50  June 2003        433,755     1,094,715
Charles H. Dana.........   20,000     2.46%     40.50  June 2003        510,300     1,287,900
Robert D. Heddens.......   17,000     2.09%     40.50  June 2003        433,755     1,094,715
All Stockholders........      N/A      N/A        N/A        N/A  1,087,700,800 2,745,149,642

- --------
(1) The potential realizable value shown for the Named Officers is net of the option exercise price; the value for "all stockholders" is net of the Common Stock closing price on the June 16, 1993 option grant date. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Company's Common Stock. There is no assurance that the values shown will be attained.
(2) Options are exercisable ratably over three years from the grant date, and have a 10 year exercise period. A separate vesting schedule applies in the event of early retirement with the consent of the Compensation Committee. The Committee has determined that all of Mr. Solari's options will vest on January 2, 1995. No stock appreciation rights were granted in 1993.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
    Aggregated Option/SAR Exercises in 1993, and 12/31/93 Option/SAR Values

                                                NUMBER OF
                                                SECURITIES
                                                UNDERLYING        VALUE OF
                                               UNEXERCISED       UNEXERCISED
                                               OPTIONS/SARS     IN-THE-MONEY
                             SHARES            AT 12/31/93     OPTIONS/SARS AT
                            ACQUIRED               (#)         12/31/93 ($)(1)
                               ON     VALUE
                            EXERCISE REALIZED  EXERCISABLE/     EXERCISABLE/
NAME                          (#)      ($)    UNEXERCISABLE     UNEXERCISABLE
- ----                        -------- -------- -------------- -------------------
Glen H. Hiner..............     -0-      -0-  56,665/143,335 1,289,744/2,243,006
Larry T. Solari............  10,000  319,944   34,999/39,001     727,027/360,723
William W. Colville........  11,333  229,489   17,000/34,000     323,001/321,585
Charles H. Dana............   9,960  302,328   34,999/39,001     727,027/360,723
Robert D. Heddens..........   5,666  132,089   22,667/34,000     422,882/321,584

- --------
(1) The year end price of the Company's Common Stock was $44.375

RETIREMENT BENEFITS

                                          ESTIMATED ANNUAL RETIREMENT BENEFITS AT
                                          DECEMBER 31, 1993 FOR YEARS OF SERVICE
                                                         INDICATED
          AVERAGE EARNINGS FROM           ---------------------------------------
 HIGHEST 3 CONSECUTIVE YEARS OF SERVICE     15      20      25      30      35
 --------------------------------------   ------- ------- ------- ------- -------
 $  300,000.............................   70,637  94,183 117,728 141,274 159,274
    500,000.............................  118,637 158,183 197,728 237,274 267,274
    700,000.............................  166,637 222,183 277,728 333,274 375,274
    900,000.............................  214,637 286,183 357,728 429,274 483,274
  1,100,000.............................  262,637 350,183 437,728 525,274 591,274
  1,300,000.............................  310,637 414,183 517,728 621,274 699,274
  1,500,000.............................  358,637 478,183 597,728 717,274 807,274

  The Company maintains a Salaried Employees' Retirement Plan covering its salaried employees in the United States, including each of the Named Officers. This plan is funded totally by the Company and provides monthly pension benefits primarily on the basis of age at retirement, years of service to the Company, and average earnings from the highest three complete consecutive calendar years of service. Covered earnings for a calendar year include base pay, overtime pay, other wage premium pay and annual incentive bonuses payable during the year. In 1993, the covered earnings of Messrs. Hiner, Solari, Colville, Dana and Heddens were: $1,225,000, $455,000, $440,000, $425,000 and
$350,000. The numbers shown differ from the salary and bonus numbers in the Summary Compensation Table because the table shows bonus earned in 1993 but payable in 1994 while covered pension earnings include bonus payable in 1993, but earned in 1992. The credited years of service for these individuals at year-end 1993 were: 2, 27, 9, 32 and 27.

  In addition, the Company has a non-qualified Executive Supplemental Benefit Plan to pay eligible employees the difference between the maximum benefits payable under the Salaried Employees' Retirement Plan and those benefits which would have been payable except for limitations imposed by the Internal Revenue Code. Messrs. Colville, Solari, Dana and Heddens were eligible to receive benefits under this plan as of December 31, 1993.

  The table above shows estimated annual retirement benefits under the aggregate of these two plans to those persons with the years of service and covered compensation indicated, assuming retirement after Social Security normal retirement age. The amounts of benefits shown assume that a retiree elects to receive a straight lifetime annuity rather than joint and survivor or other payments and are not subject to any deduction for Social Security or other offset amounts.

  Upon his employment, the Company entered into an agreement with Mr. Colville providing for a supplemental pension in the event of termination other than by reason of death or for cause at or after age 60 or in the event of certain involuntary terminations prior to age 60. The amount of such supplement at age 60 is based on the amount by which 50% of Mr. Colville's highest rate of base salary exceeds the sum of the pension payable by any prior employer, the annual pension payable under the Company's Salaried Employees' Retirement Plan and 50% of his Social Security benefits.

  Mr. Hiner's Employment Agreement calls for him to receive a pension which will, together with amounts payable under his prior employer's pension plan, the Company's Salaried Employees' Retirement Plan, and Social Security, total 60% of his "average annual compensation" (the pension he would have obtained had he remained with his prior employer). His "average annual compensation" is one third of his highest 36 months of compensation from the Company or his prior employer.

  In 1992, the Company established a Pension Preservation Trust for amounts payable under its Executive Supplemental Benefit Plan as well as under the pension arrangements described above. The Compensation Committee determines the amounts to be paid with respect to the Pension Preservation Trust, which are a portion of benefits earned under the Executive Supplemental Benefit Plan and the pension agreements described above. The amounts contributed in 1993 for each of the Named Officers, which were reduced for applicable taxes, were Mr. Hiner -0-, Mr. Solari $53,136, Mr. Colville -0-, Mr. Dana $31,848 and Mr. Heddens -0-.

EMPLOYMENT AND SEVERANCE AGREEMENTS

  Mr. Hiner is employed under an agreement which has a renewing term of three years, ending when he reaches age 65. Under this agreement, Mr. Hiner would receive a lump sum termination payment equal to 330% of his base salary if he were to be terminated by the Company without cause, or if he should terminate his employment for "good reason", as each of the terms is defined in the agreement. If Mr. Hiner should choose to terminate his employment without "good reason" before January 1996, he would be obligated to repay the Company from $225,000 to $600,000, depending upon the date of such termination.

  The Company also has entered into severance arrangements with each of the other Named Officers. These agreements provide for the payment of an amount equal to two times base salary plus annual incentive bonus (based on an average of the three previous years' annual incentive payments or the average of the three previous years' annual incentive targets, whichever is greater), and a payment equal to the additional lump sum pension payment that would have been made had the Named Officer been three years older, with three additional years of service at the time of employment termination. The base salaries as of December 31, 1993 are as follows: Mr. Hiner $770,000, Mr. Solari $310,000, Mr. Colville $305,000, Mr. Dana $305,000, and Mr. Heddens $245,000.

  Mr. Solari resigned as Senior Vice President and President--Construction Products Group on December 31, 1993. The Company and Mr. Solari have agreed that he will remain employed as a consultant to the Company until January 2, 1995, at which time his employment will end and he will receive payments under the severance agreement described above. In addition, he will receive a special severance payment of $160,320, a bonus of $170,500 for 1994, and will receive lump sum pension benefits calculated at rates no less favorable than those in effect on December 31, 1993. The Company will also vest all stock options and restricted stock which remain outstanding on January 2, 1995, and such options will have a three year exercise period.

PERFORMANCE GRAPH

  The Securities and Exchange Commission requires that the total return on the Company's Common Stock be compared with the S&P 500 Stock Index and a peer group, which is illustrated in the following graph. The stock price performance shown on the graph is not necessarily indicative of future stock price performance.


                             [GRAPH APPEARS HERE]

                     COMPARISON OF 5 YEAR CUMULATIVE RETURN
                     AMONG OWENS-CORNING, THE S&P 500 INDEX
                    AND THE DOW JONES BLDG. MATERIALS INDEX


MEASUREMENT PERIOD           [OWENS-        S&P          DOW JONES
(FISCAL YEAR COVERED)        CORNING]       500 INDEX    BLDG. MAT'L
- -------------------          ----------     ---------    -----------
Measurement Pt-
12/31/1988                   $100           $100         $100
FYE 12/31/1989               $113           $132         $108
FYE 12/31/1990               $ 72           $128         $ 81
FYE 12/31/1991               $101           $166         $109
FYE 12/31/1992               $162           $179         $138
FYE 12/31/1993               $199           $197         $170

PROPOSAL 2. APPROVAL OF THE ACTION OF THE BOARD OF DIRECTORS IN SELECTING ARTHUR ANDERSEN & CO. AS INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors upon the recommendation of the Audit Committee has selected the firm of Arthur Andersen & Co. as independent public accountants for Owens-Corning for the year 1994. That firm has acted as independent public accountants for Owens-Corning since 1938. If the stockholders do not approve this selection, the Board of Directors will select and employ some other firm of well-known independent public accountants for 1994.

  Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to stockholders' questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

OTHER MATTERS

  The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters come before the meeting, it is intended that the holders of the proxies will vote on them in their discretion.

STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

  In order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1995 annual meeting of stockholders, a stockholder proposal must be received by the Secretary of the Company at Owens-Corning World Headquarters, Fiberglas Tower, Toledo, Ohio, 43659 on or before November 24, 1994. The Corporate Governance Committee will consider nominees for the Board recommended by stockholders. Any stockholder desiring to recommend a nominee should write to the Secretary of the Company at the address shown above.

ANNUAL REPORT

  An annual report including financial statements for the year ended December 31, 1993 has been mailed to all stockholders as of February 22, 1994, the Record Date for the 1994 Annual Meeting.

FORM 10-K REPORT

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO WAS A BENEFICIAL OWNER OF COMMON STOCK ON FEBRUARY 22, 1994 A COPY OF OWENS-CORNING'S ANNUAL REPORT ON FORM 10-K FOR 1993, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE ADDRESSED TO DIANE DUNMEADE, INQUIRY DEPARTMENT, OWENS-CORNING FIBERGLAS CORPORATION, DOCUMENT CENTER 3, 801 WASHINGTON, TOLEDO, OHIO 43624.

SOLICITATION OF PROXIES

  Proxies will be solicited on behalf of the Board of Directors by mail, telephone, or in person. Solicitation costs will be paid by the Company. Copies of proxy material and of the Annual Report for 1993 will be supplied to banks, brokerage houses and other custodians, nominees and fiduciaries for the purpose of soliciting proxies from beneficial owners. Owens-Corning will reimburse such parties for their reasonable expenses in this effort.

  The Company has employed Georgeson & Co., Inc. to assist in soliciting proxies at a fee of $12,000, plus distribution costs and other expenses.

VOTING PROCEDURES

  All shares represented by duly executed proxies will be voted for the election of the nominees named above as directors unless authority to vote for the proposed slate of directors or any individual director has been withheld. If for any unforeseen reason any of such nominees should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate or candidates as may be nominated by the Board of Directors. With respect to the proposal to approve the appointment of Arthur Andersen & Co. as the Company's independent accountants, all such shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted for the proposal to approve Arthur Andersen & Co. as the Company's independent accountants. Votes withheld from any director, as well as abstentions, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will also be counted as present for purposes of determining the presence or absence of a quorum.

VOTING SECURITIES

  Stockholders of record at the close of business on February 22, 1994 will be eligible to vote at the Annual Meeting. The voting securities of Owens-Corning consist of its $0.10 par value common stock, of which 43,182,982 shares were outstanding on the Record Date. Each share outstanding on the Record Date will be entitled to one vote.

Owens-Corning Fiberglas-Proxy Statement-EDGAR version 1994



EDGAR appendix - verbiage for graphic material



MAP on Contents page:

    Six and one-quarter by three and one-eighth inch map of Granville, Ohio area showing major routes north, east, south and west, as well as marked locations of the Owens-Corning Science and Technology Center and Newark Plant.


PICTURES of Directors:

     One and one-half by one and three-quarter inch photos of each director are at the left side of his/her biographical information on pages 5,6, and 7.

                                                         [LOGO OF OWENS CORNING]
OWENS-CORNING FIBERGLAS CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 1994

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
- -----
The undersigned stockholder(s) of Owens-Corning Fiberglas Corporation hereby appoints GLEN H. HINER, WILLIAM W. BOESCHENSTEIN and FURMAN C. MOSELEY, JR., and each of them, with full power of substitution and revocation (the action of a majority of them or their substitutes present and acting, or if only one be present and acting then the action of such one, to be in any event controlling), proxies of the undersigned with all powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Owens-Corning Fiberglas Corporation to be held April 21, 1994, or any adjournment thereof, hereby revoking any other proxy heretofore given.

  (This proxy will be voted as directed with respect to Items 1 and 2 on the reverse side and if no direction is given, it will be voted for each of the proposals referred to.)

- --------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: Please mark comments/address box on reverse.

                          (Continued and to be dated and signed on reverse side)

                                                                           PROXY
                      PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK
  ------
  COMMON

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN ITEM 1 AND FOR THE PROPOSAL REFERRED TO IN ITEM 2.

Item 1--Election of the following nominees as Directors:
          Norman P. Blake, Jr.
          Jon M. Huntsman, Jr.
          W. Ann Reynolds

[_] FOR All Nominees

[_] WITHHELD for All Nominees

    WITHHELD for the following only
    Write Name(s) _______________________________________

Item 2--Proposal to approve the action of the Board of Directors in selecting Arthur Andersen & Co. as independent public accountants for the year 1994.

        FOR         AGAINST         ABSTAIN
        [_]           [_]             [_]

Item 3--To act in their discretion on such other matters as may come before said meeting, or any adjournment thereof.

I PLAN TO ATTEND MEETING [_]

COMMENTS/ADDRESS CHANGE
Please mark if you have comments/address change on reverse side. [_]

Signature(s) _________________________________    Date ________________________

NOTE: Please sign as name appears hereon (if more than one name appears, all must sign). If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

                                                         [LOGO OF OWENS CORNING]
OWENS-CORNING FIBERGLAS CORPORATION
ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 1994

                     Savings and Deferral Investment Plan

To Citibank, N.A., Trustee* of the Plan:

  Receipt of proxy soliciting material for above meeting is acknowledged. You are directed to vote the number of shares reflecting my interest in the Plan on February 22, 1994, the record date for the meeting, and to effect that vote by executing a proxy in the form solicited by the Board of Directors of Owens-Corning Fiberglas Corporation, as indicated on the reverse side.

            THIS INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE
                        PLEASE SIGN AND RETURN PROMPTLY

THE TRUSTEE OF THE PLAN WILL VOTE SHARES FOR WHICH AN EXECUTED INSTRUCTION CARD IS NOT RECEIVED IN THE SAME PROPORTION AS THE SHARES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED.

*Chemical Bank has been appointed as Agent to tally the votes.

- -------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: Please mark comments/address box on reverse.

                         (Continued and to be dated and signed on reverse side)

- --------------------------------------------------------------------------------
                                                                INSTRUCTION CARD
                      PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

 ---------------------
  SDIP SHARES

Item 1--Election of the following nominees as Directors:
          Norman P. Blake, Jr.
          Jon M. Huntsman, Jr.
          W. Ann Reynolds

[_] FOR All Nominees

[_] WITHHELD for All Nominees

WITHHELD for the following only
Write Name(s) ____________________________________

Item 2--Proposal to approve the action of the Board of Directors in selecting Arthur Andersen & Co. as independent public accountants for the year 1994.

        FOR       AGAINST       ABSTAIN
        [_]         [_]           [_]

Item 3--To act in their discretion on such other matters as may come before said meeting, or any adjournment thereof.

I PLAN TO ATTEND MEETING [_]

COMMENTS/ADDRESS CHANGE
Please mark if you have comments/address change on reverse side. [_]

                             TRUSTEE AUTHORIZATION
I hereby authorize Citibank, N.A., as Trustee* under the Owens-Corning Fiberglas Corporation Savings and Deferral Investment Plan, to vote the shares of Owens-Corning Common Stock held for my account under said Plan at the Annual Meeting, and any adjournment thereof, in accordance with the instructions given above.

   *Chemical Bank has been appointed as Agent to tally the votes.
Date ____________ Signature ____________________________________________________

                                                         [LOGO OF OWENS CORNING]
OWENS-CORNING FIBERGLAS CORPORATION
ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 1994

                           Savings and Security Plan

To Citibank, N.A., Trustee* of the Plan:

  Receipt of proxy soliciting material for above meeting is acknowledged. You are directed to vote the number of shares reflecting my interest in the Plan on February 22, 1994, the record date for the meeting, and to effect that vote by executing a proxy in the form solicited by the Board of Directors of Owens-Corning Fiberglas Corporation, as indicated on the reverse side.

            THIS INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE
                        PLEASE SIGN AND RETURN PROMPTLY

THE TRUSTEE OF THE PLAN WILL VOTE SHARES FOR WHICH AN EXECUTED INSTRUCTION CARD IS NOT RECEIVED IN THE SAME PROPORTION AS THE SHARES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED.

*Chemical Bank has been appointed as Agent to tally the votes.

- -------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: Please mark comments/address box on reverse.

                         (Continued and to be dated and signed on reverse side)

- --------------------------------------------------------------------------------
                                                                INSTRUCTION CARD
                      PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

 ----------------
  SSP SHARES

Item 1--Election of the following nominees as Directors:
          Norman P. Blake, Jr.
          Jon M. Huntsman, Jr.
          W. Ann Reynolds

[_] FOR All Nominees

[_] WITHHELD for All Nominees

    WITHHELD for the following only
    Write Name(s) _____________________________________

Item 2--Proposal to approve the action of the Board of Directors in selecting Arthur Andersen & Co. as independent public accountants for the year 1994.
        FOR        AGAINST        ABSTAIN
        [_]          [_]            [_]

Item 3--To act in their discretion on such other matters as may come before said meeting, or any adjournment thereof.

I PLAN TO ATTEND MEETING

COMMENTS/ADDRESS CHANGE
Please mark if you have comments/address change on reverse side. [_]

                             TRUSTEE AUTHORIZATION
I hereby authorize Citibank, N.A., as Trustee* under the Owens-Corning Fiberglas Corporation Savings and Security Plan, to vote the shares of Owens-Corning Common Stock held for my account under said Plan at the Annual Meeting, and any adjournment thereof, in accordance with the instructions given above.

   *Chemical Bank has been appointed as Agent to tally the votes.
Date ____________ Signature ____________________________________________________